UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2006

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091	22-3436215
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware	19807
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below are qualified in their entirety by the full text of the respective documents to which they refer, which documents are filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

Effective as of January 31, 2006, Millennium Inorganic Chemicals Limited, a United Kingdom company (“MIC-UK”) and a subsidiary of Millennium Chemicals Inc. (“Millennium”), entered into a €60 million, five-year revolving credit facility (the “MIC-UK Facility”) with, among others, Bank of America, N.A. as agent, issuer, security trustee and receivables purchaser, Bank of America Securities LLC as arranger, and certain banks and financial institutions as lenders thereto. The MIC-UK Facility will be used for liquidity and general corporate purposes.

The MIC-UK Facility generally bears interest between LIBOR plus 1.25% and LIBOR plus 1.75%. At closing, the interest rate on the MIC-UK Facility was LIBOR plus 1.25%. Availability under the MIC-UK Facility, which was €27 million and undrawn at closing, gives effect to the borrowing base as determined using a formula applied to accounts receivable and inventory balances and is reduced to the extent of outstanding letters of credit provided under the MIC-UK Facility. At closing, there were no outstanding letters of credit under the MIC-UK Facility.

The obligations under the MIC-UK Facility, subject to permitted liens, are generally secured by MIC-UK’s inventory, accounts receivables and certain other assets.

The MIC-UK Facility contains covenants that, subject to exceptions, restrict, among other things, lien incurrence, debt incurrence, distributions, certain other payments, accounts receivable transactions and sales of assets. The MIC-UK Facility does not require MIC-UK to maintain specified financial ratios as long as certain conditions are met.

The breach of these covenants could permit the lenders to declare any outstanding debt under the MIC-UK Facility payable and could permit the lenders to terminate future lending commitments.

The MIC-UK Facility is being filed with this Current Report on Form 8-K as Exhibits 4.5, 4.5(a), 4.5(b) and 4.5(c).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Millennium has not guaranteed MIC-UK’s or its subsidiaries’ obligations under the MIC-UK Facility. However, under certain circumstances, a default under the MIC-UK Facility would constitute a cross-default under Millennium’s credit facility which, under certain circumstances, would then constitute a default under Millennium’s indentures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.5		Revolving Credit Agreement, dated January 31, 2006, by and among Millennium Inorganic Chemicals Limited as Borrower, Banc of America Securities LLC as Arranger, Bank of America, National Association as Agent, Swingline Lender, Issuer and Security Trustee, and The Banks and Financial Institutions named in Schedule 1 as Original Lenders

4.5	(a)	Receivables Purchase Agreement, dated January 31, 2006, by and among Millennium Inorganic Chemicals Limited, Banc of America Securities LLC as Arranger, Bank of America, N.A. as Agent of the Receivables Purchaser and the RP Funders, Bank of America, N.A. as Receivables Purchaser, and The Banks and Financial Institutions named in Schedule 1 as original RP Funders

4.5	(b)	Common Terms Deed, dated as of January 31, 2006, by and among Millennium Inorganic Chemicals Limited, Millennium Inorganic Chemicals Europe Sprl as Collection Agent, Banc of America Securities LLC as Arranger, Bank of America, National Association, as Receivables Purchaser, Bank of America, National Association, as Agent, Swingline Lender and Issuer, and certain banks and financial institutions named in Part I of Schedule 1 as Original Lenders and Part II of Schedule 1 as Original RP Funders; and Bank of America, National Association as Security Trustee

4.5	(c)	Inventory and Non-Vesting Debts Charge, dated January 31, 2006, between Millennium Inorganic Chemicals Limited and Bank of America N.A. as Security Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: February 1, 2006

INDEX TO EXHIBITS

Exhibit Number		Description

4.5		Revolving Credit Agreement, dated January 31, 2006, by and among Millennium Inorganic Chemicals Limited as Borrower, Banc of America Securities LLC as Arranger, Bank of America, National Association as Agent, Swingline Lender, Issuer and Security Trustee, and The Banks and Financial Institutions named in Schedule 1 as Original Lenders

4.5	(a)	Receivables Purchase Agreement, dated January 31, 2006, by and among Millennium Inorganic Chemicals Limited, Banc of America Securities LLC as Arranger, Bank of America, N.A. as Agent of the Receivables Purchaser and the RP Funders, Bank of America, N.A. as Receivables Purchaser, and The Banks and Financial Institutions named in Schedule 1 as original RP Funders

4.5	(b)	Common Terms Deed, dated as of January 31, 2006, by and among Millennium Inorganic Chemicals Limited, Millennium Inorganic Chemicals Europe Sprl as Collection Agent, Banc of America Securities LLC as Arranger, Bank of America, National Association, as Receivables Purchaser, Bank of America, National Association, as Agent, Swingline Lender and Issuer, and certain banks and financial institutions named in Part I of Schedule 1 as Original Lenders and Part II of Schedule 1 as Original RP Funders; and Bank of America, National Association as Security Trustee

4.5	(c)	Inventory and Non-Vesting Debts Charge, dated January 31, 2006, between Millennium Inorganic Chemicals Limited and Bank of America N.A. as Security Trustee